SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          AT&T WIRELESS SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                 91-1379052
(State of Incorporation or Organization)    (IRS Employer Identification Number)
    7277 164TH AVENUE NE, BUILDING 1                       98052
          REDMOND, WASHINGTON                           (Zip Code)
(Address of Principal Executive Offices)


   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [_]


           SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH
                          THIS FORM RELATES: 333-59174


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                              NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED
---------------------------------------       -------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE           NEW YORK STOCK EXCHANGE

PREFERRED SHARE PURCHASE RIGHTS                  NEW YORK STOCK EXCHANGE

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
                              (Title of Each Class)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the common stock of AT&T Wireless Services, Inc., par value $.01 per share, and the associated preferred share purchase rights, which will trade together with the common stock until the occurrence of certain events, is set forth under "Description of Our Capital Stock" in AT&T Wireless Services, Inc.'s Registration Statement on Form S-1 (File No. 333-59174), filed with the Securities and Exchange Commission on April 18, 2001, and Amendment Nos. 1, 2 and 3 thereto filed with the Commission on June 11, 2001, June 20, 2001, and June 21, 2001, respectively, and as may be further amended, which description is incorporated herein by reference.

ITEM 2.     EXHIBITS.

1. Registration Statement on Form S-1 (Commission File No. 333-59174), filed April 18, 2001, as amended by Amendment Nos. 1, 2 and 3 on June 11, 2001, June 20, 2001, and June 21, 2001, respectively (incorporated herein by reference).

2. Restated Certificate of Incorporation of the Registrant, as amended to date (filed as Exhibit 3.1 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 11, 2001, and incorporated herein by reference).

3. Form of Certificate of Incorporation of the Registrant, to be in effect upon completion of the split-off (filed as Exhibit 3.2 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 11, 2001, and incorporated herein by reference).

4. Restated Bylaws of the Registrant, as amended to date (filed as Exhibit 3.3 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 11, 2001, and incorporated herein by reference).

5. Form of By-Laws of the Registrant, to be in effect upon completion of the split-off (filed as Exhibit 3.4 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 20, 2001, and incorporated herein by reference).

6. Specimen Certificate for shares of common stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 20, 2001, and incorporated herein by reference).

7. Form of Preferred Stock Purchase Rights Agreement between AT&T Wireless Services, Inc. and Equiserve Trust Company, N.A., as rights agent (filed as Exhibit 4.4 to Registration Statement on Form S-1/A (Commission File No. 333-59174), filed June 20, 2001, and incorporated herein by reference).




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                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          AT&T WIRELESS SERVICES, INC.


Dated:  June 26, 2001                     By: /s/ Gregory P. Landis
                                              --------------------------------
                                              Name:  Gregory P. Landis
                                              Title: Senior Vice President and
                                                     General Counsel









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